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                                                                   EXHIBIT 10.10

                                AMENDMENT NO. 1
                                       TO
                           BURLINGTON RESOURCES INC.
                         DIRECTOR CHARITABLE AWARD PLAN

         The Burlington Resources Inc. 1991 Director Charitable Award Plan (the "Plan") is hereby amended, by revising Section 6 thereof in its entirety to read as follows:

                  "Except as set forth in Section 5.5, the Board of Directors or the Committee may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, any such amendment, suspension, or termination may not substantially increases the administrative cost of the Plan or the obligations of the Company; provided, further, that any such amendment, suspension, or termination of the Plan may not impair the eligibility of any member of the Board of Directors who is serving on the effective date of such amendment, suspension or termination, or the right of his or her designated Qualified Donee(s) to receive the benefit accrued or to be accrued hereunder."

         The date of adoption of such amendment by the Board of Directors is April 9, 1997. Except as amendment hereby, the Plan shall continue without interruption or change.
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                                AMENDMENT NO. 2
                                       TO
                           BURLINGTON RESOURCES INC.
                      1991 DIRECTOR CHARITABLE AWARD PLAN

                  The Burlington Resources Inc. 1991 Director Charitable Award Plan (the "Plan") is hereby amended in the following respects, effective as of January 22, 2003:

                  1. Subsection (1) of Article 2 of the Plan is amended by adding the following sentence at the end thereof:

                     "In no event shall any person who is first elected to serve on the Board of Directors after January 22, 2003 be a Participant in this Plan."

                  2. Section 4.1 of the Plan is amended by adding the following sentence at the end thereof:

                     "Notwithstanding the foregoing, a person who is first elected to serve on the Board of Directors after January 22, 2003 shall not be eligible to participate in this Plan."

                  3. Section 6 of the Plan is amended to read in its entirety as follows:

                           "Except as set forth in Section 5.5, the Board of
                     Directors or the Committee may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, that any such amendment, suspension, or termination may not substantially increase the administrative cost of the Plan or the obligations of the Company; and provided, further, that any such amendment, suspension, or termination may not impair (i) the eligibility of any member of the Board of Directors who is serving on January 22, 2003 or who ceased serving as a Director before that date but after becoming a Participant (a 'Protected Director') or (ii) the right of a Protected Director after becoming a Participant to designate a Qualified Donee or Qualified Donees to receive an aggregate of $1,000,000 following the death of such Protected Director."